Franklin Auto Trust 1999-1
Monthly Servicing Report


Collection Period:                                August 1999
Distribution Date:                                Sept. 15, 1999
Number of Days in Distribution Period:            30


Section I.  Original Deal Parameters
      A.  Original Portfolio                                                            Principle Weighted Average
                                    Number of        Principal          Coupon        Original Term      Remaining Term   Seasoning
                                    Contracts         Balance            (WAC)          (Months)           (Months)        (Months)
                                   ------------------------------------------------------------------------------------------------

i.   Prime Loans                      3,021         44,026,783.74        9.53%            62.89             58.85            4.04
ii.  Non-Prime Loans                  3,906         58,089,314.57       14.87%            63.97             59.14            4.82
iii. Sub-Prime Loans                    408          4,407,854.65       20.88%            56.79             51.97            4.83
iv.  Total Loans                      7,335        106,523,952.96       12.91%            63.22             58.73            4.50

 B.  Bonds Issued
                          Original
                          Principal                   Legal Final
                          Balance         Coupon       Maturity       CUSIP
                         -------------------------------------------------------
i.  Class A-1 Notes       66,500,000.00    5.52%        12/15/02     35242RAC8
ii. Class A-2 Notes       40,023,000.00    6.05%        12/15/06     35242RAD6

C.  Spread Account

i.   Initial Cash Deposit                       798,929.65
ii.  Spread Account Floor Amount              1,597,859.29
iii. Specified Spread Account Amount          4.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount            10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment      3,994,648.24

Section II.  Deal Status as of Previous Distribution Date

A.  Portfolio
                                                                               Principal Weighted Average
                          Number of         Principal                       Original Term     Remaining Term     Seasoning
                          Contracts          Balance       Coupon (WAC)        (Months)          (Months)        (Months)
                           --------------------------------------------------------------------------------------------------------

i.   Prime Loans            2,880         39,979,019.61        9.55%            63.05             56.05            7.00
ii.  Non-Prime Loans        3,742         53,763,957.46       14.86%            64.09             56.46            7.63
iii. Sub-Prime Loans          376          3,952,842.91       20.85%            56.92             49.41            7.51
iv.  Total Loans            6,998         97,695,819.98       12.93%            63.38             56.01            7.37

B.  Bonds Outstanding
                                                Principal      Unpaid Interest
                                                 Balance       Shortfall Amount
                                            -----------------------------------

i.  Class A-1 Notes                           57,672,819.98          0.00
ii. Class A-2 Notes                           40,023,000.00          0.00

C.  Spread Account

i.  Spread Account Cash Balance                1,597,859.30
ii. Payment Provider Commitment                2,798,452.60

D.  Shortfall Amounts
i.  Base Servicing Fee Shortfall                       0.00
ii. Surety Fee Shortfall                               0.00
iii.Unreimbursed Surety Draws                          0.00
iv. Unreimbursed Insurer Optional Deposit              0.00
v.  Excess Servicing Fee Shortfall                     0.00

Section II.  Deal Status as of Previous Distribution Date

E.  Delinquencies in Period
                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Principal Balance

i.   Prime Loans            45,099.58         13,534.54          3,732.09         0.00           3,734.09            29,365.00
ii.  Non-Prime Loans       548,510.34        151,715.05         17,154.91         0.00         285,226.10           115,713.51
iii. Sub-Prime Loans        29,204.78         43,033.19         15,611.93         0.00          67,927.24            18,930.38
iv.  Total Loans           622,814.70        208,282.78         36,500.93         0.00         356,887.43           164,008.89

                              30-59             60-89           90-119             120+              Repo         Charge Offs
                              Days              Days             Days              Days          in Inventory      in Period
                           --------------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                 3                1               1                 0                  1                1
ii.  Non-Prime Loans            39               10               2                 0                 18                7
iii. Sub-Prime Loans             2                3               1                 0                  5                2
iv.  Total Loans                44               14               4                 0                 24               10

                              30-59             60-89           90-119             120+              Repo         Charge Offs
                              Days              Days             Days              Days          in Inventory      in Period
                            -------------------------------------------------------------------------------------------------------
Principal Balance as a
% of Previous Balance
i.   Prime Loans              0.11%             0.03%           0.01%             0.00%             0.01%            0.07%
ii.  Non-Prime Loans          1.02%             0.28%           0.03%             0.00%             0.53%            0.22%
iii. Sub-Prime Loans          0.74%             1.09%           0.39%             0.00%             1.72%            0.48%
iv.  Total Loans              0.64%             0.21%           0.04%             0.00%             0.37%            0.17%

                              30-59             60-89           90-119             120+              Repo         Charge Offs
                              Days              Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Number of Contracts as a
% of Previous Number
i.   Prime Loans              0.10%             0.03%           0.03%             0.00%             0.03%            0.03%
ii.  Non-Prime Loans          1.04%             0.27%           0.05%             0.00%             0.48%            0.19%
iii. Sub-Prime Loans          0.53%             0.80%           0.27%             0.00%             1.33%            0.53%
iv.  Total Loans              0.63%             0.20%           0.06%             0.00%             0.34%            0.14%

Section III.  Collection Period Activity and
Current Status
A. Portfolio
                                                                               Principal Weighted Average
                          Number of         Principal         Coupon        Original Term     Remaining Term     Seasoning
                          Contracts          Balance          (WAC)            (Months)          (Months)        (Months)
                         --------------------------------------------------------------------------------------------------------
i.   Prime Loans            2,883         38,716,748.82        9.55%            63.10             55.12            7.98
ii.  Non-Prime Loans        3,666         52,017,540.86       14.87%            64.11             55.54            8.58
iii. Sub-Prime Loans          367          3,779,557.11       20.84%            56.94             48.45            8.49
iv.  Total Loans            6,866         94,513,846.79       12.93%            63.41             55.08            8.33

B.  Delinquencies in Period
                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in     Charge Offs in
                                                                                                   Inventory         Period
                            ----------------------------------------------------------------------------------------------------
Principal Balance
i.   Prime Loans              78,573.98         29,953.19       16,565.34            0.00            31,184.84        3,734.09
ii.  Non-Prime Loans         637,093.35        175,738.17       30,747.27            0.00           305,381.32      207,696.67
iii. Sub-Prime Loans          21,882.21          5,367.70        7,362.74            0.00             7,362.74       60,564.50
iv.  Total Loans             737,549.54        211,059.06       54,675.35            0.00           343,928.90      271,995.26


                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in     Charge Offs in
                                                                                                   Inventory         Period
                            --------------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                 4                 2               2                  0                 3                1
ii.  Non-Prime Loans            48                13               2                  0                21               15
iii. Sub-Prime Loans             3                 1               1                  0                 1                4
iv.  Total Loans                55                16               5                  0                25               20

                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in      Charge Offs in
                                                                                                   Inventory         Period
                           --------------------------------------------------------------------------------------------------------
Principal Balance as a %
of Current Balance
i.   Prime Loans                0.20%             0.08%           0.04%              0.00%           0.08%            0.01%
ii.  Non-Prime Loans            1.22%             0.34%           0.06%              0.00%           0.59%            0.40%
iii. Sub-Prime Loans            0.58%             0.14%           0.19%              0.00%           0.19%            1.60%
iv.  Total Loans                0.78%             0.22%           0.06%              0.00%           0.36%            0.29%

                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in      Charge Offs in
                                                                                                   Inventory         Period
                           --------------------------------------------------------------------------------------------------------
Number of Contracts as a
% of CurrentNumber
i.   Prime Loans                0.14%             0.07%           0.07%              0.00%           0.11%            0.04%
ii.  Non-Prime Loans            1.31%             0.35%           0.05%              0.00%           0.57%            0.41%
iii. Sub-Prime Loans            0.82%             0.27%           0.27%              0.00%           0.27%            1.09%
iv.  Total Loans                0.80%             0.23%           0.07%              0.00%           0.36%            0.29%

Section III.  Collection Period Activity and
              Current Status
C.  Collections
i.   Simple Interest Contracts
      a.  Interest Collections                  900,314.83
      b.  Principal Collections               2,687,459.26
ii.  Rule of 78's Contracts
      a.  Interest Collections                   81,950.79
      b.  Principal Collections                 222,518.67
iii. Net Liquidation Proceeds                   152,353.89
iv.  Post Disposition Recoveries                  1,250.41
v.   Rebates of Capitalized Insurance Premiums        0.00
vi.  Repurchase Amounts
      a.  Interest                                    0.00
      b.  Principal                                   0.00

D.   Payaheads
i.   Beginning Payahead Account Balance          34,611.95
ii.  Deposit to Payahead Account
      a.  Principal & Interest Collections        7,504.99
iii. Withdrawal from Payahead Account
      a.  Principal & Interest Collections        8,015.22
iv.  Net Change in Payahead Account
      a.  Principal & Interest Collections         -510.23
v.   Ending Payahead Account Balance             34,101.72

E.   Total Available
i.   Total Interest Collections                 982,265.62
ii.  Total Principal Collections              3,062,331.82
iii. Collected Funds                          4,044,597.44

F.   Month End Pool Balance
i.   Beginning Pool Balance                  97,695,819.98
ii.  Principal Collections                    3,062,331.82
iii. Realized and Cram-Down Losses              119,641.37
iv.  Month End Pool Balance                  94,513,846.79

Section IV.  Distribution Calculations

A.   Servicing Fee
i.   Servicing Fee Rate
      a.  Prime Receivable @ 1.00%               33,315.85
      b.  Non-prime Receivables @ 1.50%          67,204.95
      c.  Sub-prime Receivables @ 2.00%           6,588.07
      d.  Total Servicing Fee                   107,108.87
      e.  Total Receivables @ 1.25%             101,766.48
ii.  Base Servicing Fee (less of id. and ie.)   101,766.48
iii. Previous Servicing Fee Shortfall                 0.00
iv.  Additional Servicing Fee                      5,342.39
v.   Previous Additional Servicing Fee Shortfall       0.00
vi.  Total Additional Servicing Fee                5,342.39
vii. Supplemental Servicing Fee                   35,192.58
viii.Total Supplemental Servicing Fee             35,192.58

B.   Surety Fee
i.   Surety Fee Rate                                  0.13%
ii.  Base Surety Fee Due                          10,583.71
iii. Previous Surety Fee Shortfall                     0.00
iv.  Total Surety Fee Due                         10,583.71


C.  Bond Interest
                                                                                                    Accrued
                                Bond        Number of Days                        Previous        Interest on      Total Bond
                              Interest         in Period        Current           Interest          Interest      Interest Due
                                Rate                            Interest         Shortfall         Shortfall
                            -----------------------------------------------------------------------------------------------------

i.   Class A-1 Notes           5.52%              30           265,294.97           0.00              0.00         265,294.97
ii.  Class A-2 Notes           6.05%              30           201,782.63           0.00              0.00         201,782.63
iii. Total                     5.74%              30           467,077.60           0.00              0.00         467,077.60

Section IV. Distribution Calculations

D.   Bond Principal
i.   Beginning Note Balance                     97,695,819.98
ii.  Current Pool Balance                       94,513,846.79
iii. Principal Distributable Amount              3,181,973.19

E.  Total Required Distributions                 3,761,400.98
F.  Total Available Funds                        4,045,847.85
G.  Required Distribution Shortfall                      0.00
H.  Cash Available in Spread Account             1,597,859.30
I.  Reserve Account Draw                                 0.00
J.  Payment Provider Commitment                  2,798,452.60
K.  Payment Provider Required Payment Amount             0.00
L.  Surety Draw                                          0.00
M.  Insurer Optional Deposit                             0.00
N.  Total Cash Available for Distributions       4,045,847.85

Section V.  Waterfall for Distributions

A.  Total Available Funds                        4,045,847.85

                                                                                                 Remaining Amount
                                                Amount Due       Amount Paid      Shortfall       Available for
                                                                                                  Distribution
                                             -----------------------------------------------------------------------
B.  Servicing Fee                               101,766.48        101,766.48          0.00          3,944,081.37
C.  Surety Fee                                   10,583.71         10,583.71          0.00          3,933,497.66
D.  Note Interest                               467,077.60        467,077.60          0.00          3,466,420.06
E.  Principal Distributable Amount            3,181,973.19      3,181,973.19          0.00            284,446.87
F.  Interest on Unreimbursed Surety Draws             0.00              0.00          0.00            284,446.87
G.  Reimbursement of Previous Surety Draws            0.00              0.00          0.00            284,446.87
H.  Reimbursement of Insurer Optional Deposits        0.00              0.00          0.00            284,446.87
I.  Reserve Deposit                                   0.00              0.00          0.00            284,446.87
J.  Payment of Additional Servicing Fee           5,342.39          5,342.39          0.00            279,104.48
K.  Deposit to Certificate Distribution Acct.   279,104.48        279,104.48          0.00                  0.00

Section VI.  Bond Reconciliation
                                  Beginning
                                   Balance      Principal Paid   Ending Balance     Interest Due     Interest Paid      Interest
                                                                                                                        Shortfall
                               ----------------------------------------------------------------------------------------------------

A.  Class A-1 Notes            57,672,819.98     3,181,973.19    54,490,846.79       265,294.97        265,294.97         0.00
B.  Class A-2 Notes            40,023,000.00             0.00    40,023,000.00       201,782.63        201,782.63         0.00
C.  Total                      97,695,819.98     3,181,973.19    94,513,846.79       467,077.60        467,077.60         0.00

Section VII.  Spread Account Reconciliation

A.  Net Yield Calculations
    i.   Current Month                                  3.62%
    ii.  Previous Month                                 6.05%
    iii. Second Previous Month                          6.18%
    iv.  Three-Month Average                            5.31%
    v.   Previous Three Month Average                   5.90%
    vi.  Second Previous Three Month Average            0.00%

B.  Has Net Yield Trigger Event Occurred
      and Is It Continuing?                                NO
C.  Has Spread Account Deposit Event
      Occurred (clauses (i) through (iv) or (iv))?         NO
D.  Has Spread Account Deposit Event
      Occurred (clause (v))?                               NO
E.  Required Spread Account Parameters:
    i.    Spread Account Floor Amount            1,597,859.29
    ii.   Spread Account Specified Amount        4,253,123.11
    iii.  Spread Account Maximum Amount          9,451,384.68
    iv.   Spread Account Required Amount         1,597,859.29


F.  Allocations, Deposits and Reductions of the Spread          Deposit of       Change in           Cash on           Payment
      Account and the Payment Provider Commitment                 Cash in       Payment Provider    Deposit in         Provider
                                                               Spread Account   Commitment         Spread Account     Commitment

                                                             ---------------------------------------------------------------------
i.    Beginning Balance                                             0.00            0.00           1,597,859.30      2,798,452.60
ii.   Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)       0.00            0.00           1,597,859.30      2,798,452.60
iii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                0.00            0.00           1,597,859.30      2,798,452.60
iv.   Deposit to Spread Account from Waterfall                      0.00            0.00           1,597,859.30      2,798,452.60
v.    Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured              0.00            0.00           1,597,859.30      2,798,452.60
vi.   Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured             0.00            0.00           1,597,859.30      2,798,452.60
vii.  Reduction of Payment Provider Commitment when Net
        Yield Trigger Event Not Occurred or Deemed Cured            0.00            143,188.79     1,597,859.30      2,655,263.81
viii. Withdrawal from Spread Account for Insurer
        Optional Deposit                                            0.00            0.00           1,597,859.30      2,655,263.81
ix.   Reduction of Payment Provider Commitment when Net
        Yield Trigger Event Has Occurred and Not Deemed Cured       0.00            0.00           1,597,859.30      2,655,263.81

Section VIII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Bond Draws                         0.00
B.  Interest Rate on Outstanding Draws (PRIME + 1%)                  9.25%
C.  Current Interest Accrued on Previously Outstanding Draws          0.00
D.  Interest Paid on Unreimbursed Surety Draws                        0.00
E.  New Surety Bond Draws                                             0.00
F.  Reimbursement of Previous Surety Draws                            0.00
G.  Unreimbursed Surety Draws                                         0.00
H.  Previous Unreimbursed Insurer Optional Deposits                   0.00
I.  New Insurer Optional Deposit                                      0.00
J.  Reimbursement of Previous Insurer Optional Deposits               0.00
K.  Unreimbursed Insurer Optional Deposits                            0.00



Section IX.  Historical Portfolio Performance

                       Previous Period      Current Period      Previous Period       Current          Current
                      Cumulative Charge       Charge-Offs      Cumulative Losses   Period Losses       Period
                             Offs                                                                  Prepayment Speed
                     -----------------------------------------------------------------------------------------------

i.   Prime Loans             29,365.00        3,734.09               13,417.76        3,664.18          1.4698%
ii.  Non-Prime Loans        115,713.51      207,696.67               47,966.94       92,871.99          1.6436%
iii. Sub-Prime Loans         18,930.38       60,564.50                8,306.24       21,854.78          2.2933%
iv.  Total Loans            164,008.89      271,995.26               69,690.94      118,390.95          1.6063%



/s/ Harold E. Miller, Jr.         /s/ Tonya B. Roemer
- ---------------------------       --------------------------------------------
Harold E. Miller, Jr.             Tonya B. Roemer
Executive V.P., C.O.O.            Securitization Specialist , Assistant
                                  Treasurer